Exhibit (j)(2)
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in the Registration Statement on Form N-1A for the Janus Investment Fund (1933 Act File No. 002-34393 and 1940 Act File No. 811-01879) (for Janus Preservation Series — Growth (Series ID: S000031892) and Janus Preservation Series — Global (Series ID: S000035098)), of our report dated February 28, 2014, relating to the statement of financial condition of BNP Paribas Prime Brokerage, Inc., which appears as an exhibit in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
November 14, 2014